EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 46 to the Registration Statement (File Nos. 2-74959 and 811-3327) (the “Registration Statement”) of MFS Series Trust XIII (the “Trust”), of my opinion dated November 26, 2008, appearing in Post-Effective Amendment No. 39 to the Trust’s Registration Statement filed with the Securities and Exchange Commission on November 26, 2008.

TIMOTHY M. FAGAN
Timothy M. Fagan
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

April 28, 2011